UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2016

Atlas Resource Partners, L.P.

(Exact name of registrant specified in its charter)

Delaware	001-35317	45-3591625
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

Confirmation of the Pre-Packaged Plan

On August 26, 2016, an order confirming the pre-packaged plan of reorganization (the “Plan”) of Atlas Resource Partners, L.P. (the “Partnership”) and certain of its subsidiaries (collectively with the Partnership, “Atlas”) was entered by the United States Bankruptcy Court for the Southern District of New York. The Plan will become effective upon the completion of certain conditions precedent (the “Effective Date”).

Summary of Material Features of the Plan

Pursuant to the Plan, the business assets and operations of the Partnership will vest in a new limited liability company, Titan Energy Operating LLC (“New Opco”), which will be a subsidiary of Titan Energy, LLC (currently known as Atlas Resource Finance Corporation). Under the Plan, Atlas Resource Finance Corporation will convert into a limited liability company named Titan Energy, LLC and will be classified as a corporation for U.S. federal income tax purposes (“New Holdco”). Under the Plan, all suppliers, vendors, employees, royalty owners, trade partners and landlords will be unimpaired by the Plan and will be satisfied in full in the ordinary course of business, and Atlas’s existing trade contracts and terms will be maintained. New Opco will continue to operate the Partnership’s oil and gas properties in the ordinary course. Additionally, the tax-advantaged drilling partnerships that Atlas sponsors and manages to finance a portion of its natural gas, crude oil and natural gas liquids production activities, will be unaffected by the Plan.

The restructuring related to the Plan, including as a result of Atlas previously monetizing certain hedges to pay down borrowings outstanding under the senior secured credit facility, will result in a reduction of Atlas’s debt by approximately $900 million and elimination of approximately $80 million of Atlas’s annual debt service obligations.

In particular, under the Plan, on the Effective Date, the lenders under the Partnership’s senior secured revolving credit facility (the “First Lien Lenders”) will enter into, and be lenders under, a $440 million amended and restated first lien credit agreement (the “First Lien Exit Facility”) with New Holdco, composed of a $410 million conforming reserve-based tranche and a $30 million non-conforming tranche. The non-conforming tranche will mature on May 1, 2017 and the conforming reserve-based tranche will mature on August 23, 2019, an extension of maturity of more than a year. In addition, New Holdco will enter into an amended and restated second lien credit agreement (the “Second Lien Exit Facility” and, together with the First Lien Exit Facility, the “Exit Facilities”). The lenders under the Partnership’s second lien term loan (the “Second Lien Lenders”) will enter into the Second Lien Exit Facility, which will have an aggregate principal amount of $250 million plus the amounts resulting from the accrual of PIK interest on the principal amount of $250 million from the commencement of the Chapter 11 cases, with interest expense paid in cash to be reduced to 2% and the remainder to be paid-in-kind from the commencement date through May 1, 2017 at a rate equal to Adjusted LIBO Rate plus 9% per annum. On the Effective Date, New Opco will assume the Exit Facilities. During the next 15-month period, cash and in-kind interest will vary based on a pricing grid tied to New Opco’s leverage ratio under the First Lien Exit Facility. After such 15-month period, interest will accrue at a rate equal to Adjusted LIBO Rate plus 9% per annum and will be payable in cash. In addition to the Second Lien Exit Facility, the Second Lien Lenders will receive a pro rata share of 10% of the common equity interests of New Holdco as of the Effective Date, subject to dilution by a management incentive plan. Holders of Atlas’s senior unsecured notes, in exchange for 100% of the $668 million aggregate principal amount of notes outstanding plus accrued but unpaid interest as of the commencement of the Chapter 11 cases, will receive, on the Effective Date, 90% of the common equity interests of New HoldCo as of the Effective Date, subject to dilution by a management incentive plan.

Under the Plan, holders of the Partnership’s limited partnership units will receive no recovery. On the Effective Date, all preferred limited partnership units and common limited partnership units of the Partnership will be cancelled without the receipt of any distribution or consideration.

Under the Plan, New Holdco will have 5,416,667 shares of its common equity outstanding as of the Effective Date. Under the Plan, on the Effective Date, a wholly owned subsidiary of ATLS, Titan Energy Management, LLC, will receive the sole preferred share of New Holdco. The preferred share will entitle Titan Energy Management, LLC to receive 2% of the economics of New Holdco (subject to dilution if catch-up contributions are not made with respect to future equity issuances, other than pursuant to a management incentive plan) and certain other rights. New Holdco will have a continuing right to purchase the preferred share at fair market value, subject to the approval of 67% of the outstanding common shares not held by Titan Energy Management, LLC or its affiliates.

Information regarding the assets and liabilities of the Partnership as of the most recent practicable date is hereby incorporated by reference to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission on August 8, 2016.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan and the order confirming the Plan, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.03.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K and in the documents incorporated by reference are, and other written and oral statements made by the Partnership’s representatives may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon information presently available to the Partnership and assumptions that it believes to be reasonable. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, risks and uncertainties associated with bankruptcy proceedings, including the ability to consummate the Plan on the time frame contemplated therein; the potential adverse effects of Chapter 11 proceedings on the Partnership’s liquidity or results of operations; the ability to operate the business following the Chapter 11 proceedings; the effects of the bankruptcy filing on the Partnership’s business and the interests of various creditors, equity holders and other constituents; the length of time the Partnership will operate under Chapter 11; those associated with general economic and business conditions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; the impact of the Partnership’s securities not being listed; inability to obtain capital needed for operations; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in the Partnership’s reports filed with the SEC, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. Investors are cautioned that all such statements involve risks and uncertainties. Forward-looking statements speak only as of the date hereof, and the Partnership assumes no obligation to update such statements, except as may be required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al., pursuant to Chapter 11 of the Bankruptcy Code

2.2	Confirmation Order, dated August 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P. By: Atlas Energy Group, LLC, its general partner

Dated: August 29, 2016	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Joint Prepackaged Chapter 11 Plan of Reorganization of Atlas Resource Partners, L.P., et al., pursuant to Chapter 11 of the Bankruptcy Code.

2.2	Confirmation Order, dated August 26, 2016.